As Filed with the Securities and Exchange Commission on October 25,
1994
                                        REGISTRATION NO. 33-56037

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________

                         AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  _____________________________
                      HIBERNIA CORPORATION
     (Exact Name of Registrant as Specified in its charter)

Louisiana              6711                     72-0724532
(State or              (Primary Standard        (I.R.S. Employer
Jurisdiction of        Industrial               Identification
Incorporation or       Classification)          Number)
Organization)

                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5332
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)
                  _____________________________
                          Gary L. Ryan
                        Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5560
    (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)

                           COPIES TO:
                      Patricia C. Meringer
                 Secretary and Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-2486

                         Donald P. Weiss
                 Weiner, Weiss, Madison & Howell
                  333 Texas Street, Suite 2350
                  Shreveport, Louisiana  71101
                         (318) 226-9100
                  ____________________________


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:
     As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ______
     /_____/


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

Title of each   Amount to be   Proposed   Proposed   Amount of
class of        Registered     Maximum    Maximum    Registration
securities to                  Offering   Aggregate  Fee (2)
be registered                  Price per  Offering
                               Share (1)  Price (1)
_________________________________________________________________

Class A
Common Stock,
no par value   8,370,512       $8.00     $66,964,096   $10,293
               shares
_________________________________________________________________

1. Assuming an Average Market Price of the Registrant's Class A Common Stock, no par value, at closing (as defined elsewhere in the Prospectus) equal to the average of the high and low sales prices of one share of such stock on October 10, 1994.

2. Based upon a book value of the securities to be exchanged as of June 30, 1994 of $29,851,165 pursuant to Rule 457(f)(2) of the Securities Act of 1933 (the "Securities Act").



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 25, 1994.



                              HIBERNIA CORPORATION



                              By: /s/ Ron E. Samford, Jr.
                                      RON E. SAMFORD, JR.
                                      Controller and Executive
                                        Vice President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 25, 1994.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      Chief Executive Officer
Stephen A. Hansel                  and Director

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
J. Herbert Boydstun

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
H. Duke Shackelford

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia E. Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: /s/ Patricia C. Meringer
         PATRICIA C. MERINGER
         Attorney-in-Fact